Exhibit 99.1

Kite Pharma to Present Four Abstracts, including Safety and Efficacy Data from the KTE-C19 Phase 1 Study in Patients with Refractory, Aggressive NHL (ZUMA-1), at the 57th American Society of Hematology Annual Meeting (ASH)

SANTA MONICA, Calif., Nov. 5, 2015 (GLOBE NEWSWIRE) — Kite Pharma, Inc. (Kite) (Nasdaq:KITE) today announced upcoming presentations related to KTE-C19, Kite’s lead product candidate, that will take place at the 57th ASH Annual Meeting in Orlando, Florida, December 5-8, 2015. KTE-C19 is an investigational therapy in which a patient’s T cells are genetically engineered to express a chimeric antigen receptor (CAR) designed to target the antigen CD19, a protein expressed on the cell surface of B-cell lymphomas and leukemias. Kite recently announced that the ZUMA-1 trial transitioned to the pivotal Phase 2 trial.

“We are encouraged by the preliminary findings seen in Phase 1 of our first company-sponsored trial and look forward to presenting the data in a peer-reviewed setting,” said Dr. Arie Belldegrun, M.D., FACS, Chairman, President and Chief Executive Officer of Kite. “Additional biomarker data to be presented will further the understanding of pharmacodynamic mechanisms of KTE-C19 and the importance of optimizing the conditioning chemotherapy regimen prior to KTE-C19 therapy.”

The accepted abstracts are listed below and are now available online on the ASH conference website: https://ash.confex.com/ash/2015/webprogram/start.html

2015 ASH Annual Meeting Presentations

Title: Pharmacodynamic Profile and Clinical Response in Patients with B-Cell Malignancies of Anti-CD19 CAR T-Cell Therapy

Date: Saturday, December 5, 2015: 5:30 – 7:30 PM Eastern

Session: 801. Gene Therapy and Transfer: Poster I

Abstract number: 2042

Location: Orange County Convention Center, Hall A

Presenter: Adrian Bot, M.D., Ph.D., Kite Pharma, Santa Monica, CA

Title: Phase 1 Biomarker Analysis of the ZUMA-1 (KTE-C19-101) Study: A Phase 1-2 Multi-Center Study Evaluating the Safety and Efficacy of Anti-CD19 CAR T Cells (KTE-C19) in Subjects with Refractory Aggressive Non-Hodgkin Lymphoma (NHL)

Date: Sunday, December 6, 2015: 6:00 – 8:00 PM Eastern

Session: 624. Lymphoma: Therapy with Biologic Agents, excluding Pre-Clinical Models: Poster II

Abstract number: 2730

Location: Orange County Convention Center, Hall A

Presenter: Sattya S. Neelapu, M.D., The University of Texas MD Anderson Cancer Center, Houston, TX

Title: Phase 1 Clinical Results of the ZUMA-1 (KTE-C19-101) Study: A Phase 1-2 Multi-Center Study Evaluating the Safety and Efficacy of Anti-CD19 CAR T Cells (KTE-C19) in Subjects with Refractory Aggressive Non-Hodgkin Lymphoma (NHL)

Date: Monday, December 7, 2015: 6:00 – 8:00 PM Eastern

Session: 624. Lymphoma: Therapy with Biologic Agents, excluding Pre-Clinical Models: Poster III

Abstract number: 3991

Location: Orange County Convention Center, Hall A

Presenter: Frederick L. Locke, M.D., Moffitt Cancer Center, Tampa, FL

Title: Cyclophosphamide and Fludarabine Conditioning Chemotherapy Induces a Key Homeostatic Cytokine Profile in Patients Prior to CAR T Cell Therapy

Date: Monday, December 7, 2015: 6:00 – 8:00 PM Eastern

Session: 801. Gene Therapy and Transfer: Poster III

Abstract number: 4426

Location: Orange County Convention Center, Hall A

Presenter: Adrian Bot, M.D., Ph.D., Kite Pharma, Santa Monica, CA

About Kite Pharma, Inc.

Kite Pharma, Inc., is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a primary focus on engineered autologous cell therapy (eACT™) designed to restore the immune system’s ability to recognize and eradicate tumors. Kite is based in Santa Monica, CA. For more information on Kite Pharma, please visit www.kitepharma.com. Sign up to follow @KitePharma on Twitter at www.twitter.com/kitepharma.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the progress and success of the Phase 2 portion of the clinical trial of KTE-C19. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including, without limitation, in its Form 10-Q for the quarter ended June 30, 2015. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Kite assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CONTACT:	Kite Pharma: Cynthia M. Butitta, Chief Financial Officer and Chief Operating Officer 310-824-9999

For Media: Justin Jackson For Investor Inquiries: Lisa Burns Burns McClellan 212-213-0006 jjackson@burnsmc.com lburns@burnsmc.com